InterDigital 26th Annual Needham Growth Conference | January 18, 2024

1/17/2024©2024 InterDigital, Inc. All Rights Reserved. 2 Disclaimers Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 21E of the Exchange Act. Such statements include information regarding our current beliefs, plans and expectations, including, without limitation, the matters set forth below. Words such as "believe," “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” "goal," "could," "would," "should," "if," "may," "might," "future," "target," "trend," "seek to," "will continue," "predict," "likely," "in the event," variations of any such words or similar expressions contained herein are intended to identify such forward-looking statements. Forward-looking statements are made on the basis of management’s current views and assumptions and are not guarantees of future performance. Although the forward-looking statements in this presentation reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements concerning our business, results of operations and financial condition are inherently subject to risks and uncertainties. We caution readers that actual results and outcomes could differ materially from those expressed in or anticipated by such forward-looking statements due to a variety of factors, including: (i) unanticipated delays, difficulties or accelerations in the execution of patent license agreements; (ii) the resolution of current legal proceedings, including any awards or judgments relating to such proceedings, additional or related legal proceedings, including appeals, changes in the schedules or costs associated with such proceedings or adverse rulings; (iii) our ability to leverage our strategic relationships and secure new patent license agreements on acceptable terms; (iv) our ability to enter into sales and/or licensing partnering arrangements for certain of our patent assets; (v) our ability to enter into partnerships with leading inventors and research organizations and identify and acquire technology and patent portfolios that align with our roadmap; (vi) our ability to commercialize our technologies and enter into customer agreements; (vii) the failure of the markets for our current or new technologies to materialize to the extent or at the rate that we expect; (viii) our continued ability to develop new technologies and secure new patents, including the risk of unexpected delays or difficulties related to the development of our technologies; (ix) risks associated with our capital allocation strategies, including risks associated with our planned dividend payments and share repurchases; (x) changes in our interpretations of, and assumptions and calculations with respect to the impact on us of, the 2017 Tax Cuts and Jobs Act, as well as further guidance that may be issued regarding such act; (xi) risks related to the potential impact of new accounting standards on our financial position, results of operations or cash flows; (xii) failure to accurately forecast the impact of our restructuring activities on our financial statements and our business; (xiii) the timing and impact of potential administrative and legislative matters; (xiv) changes or inaccuracies in market projections; (xv) our ability to obtain liquidity though debt and equity financings; (xvi) the potential effects that macroeconomic uncertainty could have on our financial position, results of operations and cash flows; (xvii) impacts from acts of terrorism, war or political or civil unrest, or any responses thereto, in the United States or elsewhere; (xviii) changes in our business strategy; (xix) changes or inaccuracies in our expectations with respect to royalty payments by our customers and (xx) risks related to our assumptions and application of relevant accounting standards, including with respect to revenue recognition. You should carefully consider these factors as well as the risk factors set forth in our Form 10-K and other SEC filings before making any investment decision with respect to our common stock. These factors, individually or in the aggregate, may cause our actual results to differ materially from our expected and historical results. You should understand that it is not possible to predict or identify all such factors. In addition, you should not place undue reliance on the forward-looking statements contained herein, which are made only as of the date of this presentation. We undertake no obligation to revise or update publicly any forward-looking statement for any reason, except as otherwise required by law. Industry Data This presentation contains statistical data, estimates, and forecasts that are based on independent industry publications or other publicly available information, as well as other information based on our internal sources. While we believe the industry and market data included in this presentation are reliable and are based on reasonable assumptions, these data involve many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and other publicly available information. Non-GAAP Financial Measures This presentation includes certain non-GAAP measures not based on generally accepted accounting principles. These non-GAAP measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP measures used by us may differ from the non-GAAP measures used by other companies. Definitions of and reconciliations between these non-GAAP measures and the most directly comparable GAAP measures are included in the appendix to this presentation.

We invent the technologies that make life boundless

Large Market Opportunity
$650M+ recurring revenue target in device markets. Expanding into greenfield of video streaming and cloud services opportunities

Deep Industry Expertise
Five decades of pioneering wireless and video innovation. Highest concentration of inventors

Differentiated Patent Portfolio
One of the strongest and highest quality patent portfolios in the world with > 30,000 patents across wireless, video and AI

Licensing Momentum
Experienced leadership team with long industry track record. Over $2.5B of new contracts completed in past 3 years

Strong Financial Performance
Double-digit revenue growth, exceptional margins, robust return of capital interdigital
©2024 InterDigital, Inc. All Rights Reserved.
1/17/2024 3

InterDigital Business Model We are a foundational R&D company. We share our innovation through standard process and monetize our technology through IP licensing. 1/17/2024©2024 InterDigital, Inc. All Rights Reserved. 4

Over Five Decades of Wireless & Video Innovation

Pioneering research integral to the evolution of **cellular wireless and video innovation** since 1972

We **reinvest ~half our recurring revenue** into research and portfolio development



Over half of our employees **are engineers**

Of our engineers…

~90% hold **advanced degrees**

~90% are **inventors**

interdigital
©2024 InterDigital, Inc. All Rights Reserved.
1/17/2024 5

Management Team of Industry Veterans Liren Chen President & CEO Previously SVP, Global Head of IP; Qualcomm Inc. Richard Brezski EVP, CFO More than 20 years at InterDigital, CFO since 2012 Eeva Hakoranta EVP, CLO Previously SVP, Head of IP and Litigation & GC; Nokia Technologies Rajesh Pankaj EVP, CTO Previously SVP & Head of Corporate R&D; Qualcomm Inc. 1/17/2024©2024 InterDigital, Inc. All Rights Reserved. 6

>100 Leadership Positions in Wireless & Video Standards

Cellular & WiFi Standards


RAN2 Chair


CT Vice Chair


ETSI Board Member ISAC ISG Chair


RIS ISG Chair


PDL Vice Chair


SAI Vice Chair


Steering Committee Board Member


SA Board of Governers Policy & Procedures C/SAB Chair


AIML TIG Chair


Internet WG Vice Chair

Video Standards

JVT


NNVC Co-Chair NNVC SW Chair


Beyond VVC Co-chair of Two AHG


Beyond VVC Co-chair of Two AHG


AI AHG Co-chair AI-PCC Chair


Haptic AHG Chair


Steering Board Member


TSAG Vice Chair

interdigital
©2024 InterDigital, Inc. All Rights Reserved.
1/17/2024 7

1/17/2024©2024 InterDigital, Inc. All Rights Reserved. 8 Recognized Global Innovation Leader For the 2nd year in a row, LexisNexis recognized InterDigital amongst the World’s 100 Most Innovative Businesses. Innovation Momentum 2023: The Global Top 100, “represents the world’s leading patent owners with the highest innovation momentum.”

Increasingly Diverse Patent Portfolio

Our patent portfolio **grew >60%** between 2017 & 2023 with the **addition of video & DTV** related technologies and continuing growth of wireless assets



2017
~19,000 Assets
2023
>30,000 Assets
Wireless
Video
Implementation
DTV
Broadcast & Home Network

interdigital
©2024 InterDigital, Inc. All Rights Reserved.
1/17/2024 9

Average Competitive Impact InterDigital Ranks Among the Highest in Patent Quality for 5G and Video Codec Patents1 1/17/2024©2024 InterDigital, Inc. All Rights Reserved. 10 0 4 8 12 InterDigital Company #1 Company #2 Company #3 Company #4 Company #5 Company #6 Company #7 Company #8 Company #9 0 2 4 6 8 Company # 9 Company # 8 Company # 7 Company # 6 Company # 5 Company # 4 InterDigital Company # 2 Company #1 Video Codec Patent Holders 5G Patent Holders 1 Patentsight Jan 2023

We have well-established licensing programs and lead the industry in transparency and fair licensing practices Our Licensing Principles We complete the vast majority of our licensing agreements through bilateral negotiations On the rare occasions we had to enforce our rights in court, our patents have been repeatedly found to be valid, essential to standards and infringed Our past enforcement actions have always resulted in license agreements 1/17/2024©2024 InterDigital, Inc. All Rights Reserved. 11

Target: $650M ARR; 60% Adj EBITDA Margin

+ Additional opportunity from Streaming and Cloud Services

MARKETS

SMARTPHONES

$500M
Revenue Per Year[a]

CE, IoT/AUTO

$150M+
Revenue Per Year[a]

STREAMING & CLOUD SERVICES

Greenfield Opportunity
~$500 Billion TAM[b]

interdigital

PORTFOLIO

>30,000 PATENT ASSETS

RESEARCH

WIRELESS RESEARCH: CELLULAR & WI-FI

VIDEO RESEARCH

ARTIFICIAL INTELLIGENCE

[a] Annual recurring revenue target
[b] OMDIA

interdigital
©2024 InterDigital, Inc. All Rights Reserved.
1/17/2024 12

Recent Progress Toward our Target Over 30 licenses signed in past 3 years driving > $2.5B of contract value; 1/17/2024©2024 InterDigital, Inc. All Rights Reserved. 13 2021 a Currently in binding arbitration to set license rate 2024 #1 Chinese Smartphone vendor 2022 2023 Top-10 TV vendor Largest license in company history Major CE/IoT License 80% of connected car market under license #1 Court wins result in cellular and HEVC licenses #1 Television vendor Smartphone vendor a

Revenue Growth Double-digit growth in both Smartphone and CE, IoT/Auto licensing programs $40M $24M $68M $104M $80M $267M 2019 $323M 2020 $352M 2021 $353M 2022 $468M 2023E $319M $359M $425M $458M $549M Smartphone CE, IoT/Auto Other 1/17/2024©2024 InterDigital, Inc. All Rights Reserved. 14 19% CAGR 15% CAGR a a Based on Preliminary Results published Jan 16, 2024

$131M $155M $208M $255M $344M 41% 43% 49% 56% 63% 0% 10% 20% 30% 40% 50% 60% 70% $0M $100M $200M $300M $400M $500M 2019 2020 2021 2022 2023E Revenue Growth and Cost Control drive Expanding Margins 1/17/2024 15 $319M $359M $425M $458M $549M 2019 2020 2021 2022 2023E $281M $304M $354M $307M $329M 2019 2020 2021 2022 2023E Revenue15% CAGR Expenses 4% CAGR $0.66 $1.44 $1.77 $3.07 $7.53 2019 2020 2021 2022 2023E Diluted EPS >10X growth Adjusted EBITDA > 2.5X growth a Based on Preliminary Results published Jan 16, 2024 b Non-GAAP financial measure. Refer to non-GAAP reconciliation in appendix a a a a b - - - - Adj EBITDA Marginb

1/17/2024©2024 InterDigital, Inc. All Rights Reserved. 16 Increasing Momentum Into 2024 $105M $250M Revenue Q4 2023 Preliminary Results (published Jan 16, 2024) Q1 2024 Guidance Midpoint (published Jan 16, 2024) $1.20 $2.75 Diluted EPS

Robust Return of Capital Cash Returned to Shareholders ~$852M since 2019 Stock Buyback ~$639M in share repurchases since 2019 ~24% net reduction in basic share count Dividends ~$212M in dividends paid since 2019 14% increase in Sep ‘23 $43M 2019 2020 2021 2022 2023 $241M $73M $117M $378M Dividends Paid Shares Repurchased 1/17/2024©2024 InterDigital, Inc. All Rights Reserved. 17

We invent the technologies that make life boundless

Large Market Opportunity
$650M+ recurring revenue target in device markets. Expanding into greenfield of video streaming and cloud services opportunities

Deep Industry Expertise
Five decades of pioneering wireless and video innovation. Highest concentration of inventors

Differentiated Patent Portfolio
One of the strongest and highest quality patent portfolios in the world with > 30,000 patents across wireless, video and AI

Licensing Momentum
Experienced leadership team with long industry track record. Over $2.5B of new contracts completed in past 3 years

Strong Financial Performance
Double-digit revenue growth, exceptional margins, robust return of capital interdigital
©2024 InterDigital, Inc. All Rights Reserved.
1/17/2024 18

Questions?

Appendix

Non-GAAP Reconciliations

(In Millions)	For The Year Ended December 31, 2019	2020	2021	2022	2023E[a]
Net income (loss) attributable to InterDigital, Inc.	**$ 21**	**$ 45**	**$ 55**	**$ 94**	**$ 209**
Add: Net loss attributable to non-controlling interest	(6)	(7)	(13)	(2)	(3)
Add: Income tax (provision) benefit	11	(7)	15	26	27
Add: Other expense & interest expense	12	24	14	33	(12)
Add: Depreciation and amortization	77	81	78	79	78
Add: Share-based compensation	8	10	29	22	36
Add: Other operating items	9	9	30	3	10
Adjusted EBITDA [1]	**$ 131**	**$ 155**	**$ 208**	**$ 255**	**$ 344**
Adjusted EBITDA Margin [1]	41%	43%	49%	56%	63%
Other Operating Items					
Restructuring	-	-	28	3	-
Other non-cash charges	1	9	-	-	3
Non-Recurring Personnel-Related	-	-	2	-	-
Net Litigation Fee Reimbursement					8
Transaction related costs	8	-	-	-	-
Total Other Operating Items	**$ 9**	**$ 9**	**$ 30**	**$ 3**	**$ 10**

[1] Adjusted EBITDA and Adjusted EBITDA margin are supplemental non-GAAP financial measures that InterDigital believes provide investors with important insight into the company's ongoing business performance. InterDigital defines Adjusted EBITDA as net income attributable to InterDigital Inc. plus net loss attributable to non-controlling interest, income tax (provision) benefit, other income (expense) & interest expense, depreciation and amortization, share-based compensation, and other items. Other items include restructuring costs, impairment charges and other non-recurring items. Adjusted EBITDA margin is Adjusted EBITDA over total revenues. These non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

[a] Based on Preliminary Results published Jan 16, 2024

interdigital
©2024 InterDigital, Inc. All Rights Reserved.
1/17/2024 21